UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2005

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2005, Consolidated Natural Gas Company (CNG), a wholly-owned subsidiary of Dominion Resources, Inc., entered into a $1.75 billion Five-Year Credit Agreement maturing August 17, 2010 with Barclays Bank PLC as Administrative Agent and Syndication Agent, KeyBank National Association also as Syndication Agent, SunTrust Bank, The Bank of Nova Scotia and ABN Amro Bank NV as Co-Documentation Agents, and a group of 30 additional lenders. Barclays Capital and KeyBank National Association served as Joint Lead Arrangers and Joint Bookrunners. This credit facility replaces the $1.5 billion three-year facility dated August 10, 2004. The credit facility supports CNG’s letter of credit requirements and is also available for other general corporate purposes including commercial paper backstop. The previous credit agreement, under which no loans were outstanding, was terminated upon the closing of the new facility. Certain letters of credit that were supported by the previous agreements were transferred to the new facility. A copy of the new credit agreement is included as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1	$1.75 billion Five-Year Credit Agreement, dated as of August 17, 2005, among Consolidated Natural Gas Company and Barclays Bank PLC as Administrative Agent and Syndication Agent, KeyBank National Association as Syndication Agent, SunTrust Bank, The Bank of Nova Scotia and ABN Amro Bank NV as Co-Documentation Agents, and other lenders as named herein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson
Vice President and Corporate Secretary

Date: August 18, 2005